Collective Brands Reports Third Quarter 2008 Financial Results

Net Earnings $47.5 Million, $0.75 per Share, Up 86.3%

TOPEKA, KS -- 12/03/2008 -- Collective Brands, Inc. (NYSE: PSS) today reported financial results for the third quarter ended November 1, 2008. Third quarter 2008 net earnings were $47.5 million, or $0.75 per diluted share, compared to third quarter 2007 net earnings of $25.5 million, or $0.39 per diluted share. Excluding litigation items in 2008(1) and purchase accounting inventory step-up in 2007(2), third quarter 2008 net earnings(3) were $26.6 million, or $0.42 per share, compared to third quarter 2007 net earnings of $31.3 million, or $0.48 per share.

For the third quarter of 2008, adjusted EBITDA(3) was $85.1 million, up $1.3 million from the same period last year. Adjusted EBITDA year-to-date in 2008 was $289.6 million. On a trailing four quarters basis, adjusted EBITDA was $314.5 million.

Collective Brands third quarter 2008 net sales were $862.7 million, up $32.0 million, or 3.9%, versus the third quarter of 2007. The increase was primarily due to owning Stride Rite this year for 13 more days and a third quarter 2008 pro-forma sales increase for Stride Rite of 11.1%(3). This was offset in part by a third quarter 2008 comparable store sales(4) decrease of 3.2%, as the impact of lower store traffic and unit sales offset the impact of higher average unit retail prices. Net sales for Payless and Stride Rite were $665.1 million and $197.6 million, respectively, for the third quarter of 2008.

"Our operating results demonstrated the strength and resiliency of our hybrid business model in a difficult operating environment. By staying true to our strategy, we delighted customers with new styles and record-setting customer service scores at Payless that resulted in increased retail market share," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "We had strong performances in Payless Latin America, Stride Rite International, Saucony, and Sperry Top-Sider. In addition, we effectively managed inventory, controlled costs and generated increased cash flow."

The gross margin rate for the third quarter of 2008 was 34.6% compared to the third quarter 2007 gross margin rate of 32.2%. Excluding litigation items in 2008 and purchase accounting inventory step-up in 2007, the third quarter gross margin rate decreased to 34.1% in 2008 from 35.2% in 2007. The gross margin rate was favorably driven by a higher Payless merchandise margin as the impact of higher average unit retail prices, direct sourcing, and other gross margin initiatives more than offset the impact of higher product costs from China. The gross margin rate was unfavorably driven by lower gross margins at Stride Rite as a result of higher product costs and more promotional activity, as well as negative leverage on Payless occupancy costs.

Selling, general and administrative (SG&A) expenses were lower at 28.4% of sales in the third quarter of 2008 compared to 28.8% in the third quarter of 2007, an improvement of 40 basis points. The lower SG&A ratio was driven primarily by prudent expense management. SG&A expenses were $245.1 million in the third quarter of 2008, up $5.5 million versus the third quarter of 2007. Payless SG&A expenses, in dollars, declined. Stride Rite SG&A expenses, in dollars, were up primarily due to 13 more days in the third quarter of 2008.

Net interest expense in the third quarter of 2008 was $17.2 million, an increase of $2.0 million over the same period last year. The change was due primarily to drawing $215.0 million on the Company's revolving loan facility during the second quarter of 2008. Subsequent to the end of the third quarter, the Company paid back the entire $215.0 million outstanding on the revolving loan facility.

Due to a reduction in the 2008 annual effective tax rate, the third quarter 2008 income tax benefit was $12.9 million driven by the relative earnings mix by country. Tax efficient business initiatives, including integration opportunities, are expected to have a long-term favorable impact to cash flow.

Collective Brands net debt at the end of the third quarter of 2008 was $608.4, down $16.4 million versus the prior year period. The Company ended the third quarter of 2008 with $523.6 million in cash and cash equivalents compared to $301.3 million at the end of the third quarter of 2007. Total debt at the end of the third quarter of 2008 was $1.1 billion, up $205.9 million over the third quarter of 2007. The increase in cash and cash equivalents as well as debt was due primarily to the use of the revolving loan facility.

Collective Brands inventory was $467.6 million at the end of the third quarter of 2008, down $8.5 million compared to the same period last year. The decline was due to having purchase accounting inventory step-up last year and not this year. Payless inventory per store was up 4% at the end of the third quarter this year versus the same period last year. The increase was driven by the Company's strategy to flow fresh product, as well as timing of product flow and higher costs. Importantly, the percentage of Payless's aged inventory units was 13% lower than the prior year period reflecting a cleaner inventory position.

Year-to-date capital expenditures through the third quarter of 2008 totaled $107.5 million compared to $128.0 million in the prior year period. The reduction was due to the completion of projects including the implementation of advanced technology point-of-sale registers and supply chain as well as lower spending on domestic stores. During the third quarter of 2008, Collective Brands added 17 new stores (14 Payless and 3 Stride Rite), closed 25 stores (24 Payless and 1 Stride Rite), and relocated 8 Payless stores.

Retail Store Counts   3rd Quarter 2008  3rd Quarter 2007  2nd Quarter 2008
-------------------   ----------------  ----------------  ----------------
Payless                    4,537               4,554            4,547
Stride Rite                  353                 337              351
Total Stores               4,890               4,891            4,898

Outlook for Collective Brands

While the Company continues to believe that its long-term strategic opportunities are unchanged, Collective Brands does not believe it is prudent to maintain or update its previously published long-term operating profit outlook due to the uncertain economic conditions.

--  Excluding the impact of purchase accounting, the Stride Rite acquisition is expected to be accretive to earnings in 2008 as Stride
    Rite's operating profit contribution including synergies is expected to exceed the incremental interest expense.  Due to the impact of purchase accounting, the Stride Rite acquisition is not expected to be earnings per share accretive in 2008 on a GAAP basis.
--  Capital expenditures in 2008 are expected to total approximately $130 million.
--  The 2008 effective tax rate is expected to be approximately 19%
    excluding litigation items and discrete events associated with the resolution of outstanding tax audits.
--  Depreciation and amortization in 2008 is expected to total approximately $145 million, due to greater investments in supply chain and stores in recent years as well as the 2007 acquisition of Stride Rite.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company of Payless ShoeSource, Stride Rite, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. Stride Rite markets the leading brand of high-quality children's shoes in the United States. Stride Rite also markets products for children and adults under well-known brand names, including Sperry Top-Sider, Saucony, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements relating to such matters as anticipated financial performance, business prospects, and similar matters. Statements including the words "expected," "may," or variations of such words and similar expressions are forward-looking statements. The Company notes that a variety of factors could cause its actual results and experience to differ materially from the anticipated results or expectations expressed in the forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of Collective Brands' business include, but are not limited to, the following: outcomes of litigation; the inability to renew material leases, licenses, or contracts upon their expiration; changes in consumer spending patterns; changes in consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas and the application thereof; changes in relationships between the United States and foreign countries as well as between foreign countries; changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company operates stores or otherwise does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates; litigation including intellectual property and employment litigation; availability of suitable store locations on acceptable terms; the ability to terminate leases on acceptable terms; the ability to hire, train and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which Collective Brands sources products, supplies or has or intends to open stores; performance of partners in joint ventures; the ability to comply with local laws in foreign countries; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; congestion at major ocean ports; changes in commodity prices such as oil; and changes in the value of the dollar relative to the Chinese Yuan and other currencies. See also "Risk Factors" in the Company's Form 10-K for the year ended February 2, 2008 and Form 10-Qs.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the company's accounting policies as described in the Company's 2007 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments and should be read in conjunction with the 2007 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

(1) The non-GAAP results for third quarter of 2008 exclude net earnings of $20.9 million, or $0.33 per share. This relates to $4.3 million pre-tax of insurance recoveries, net of litigation-related expenses, associated with the K-Swiss and the adidas matters and $16.6 million related to the change in the annual effective tax rate due to litigation charges ("litigation items").

(2) The non-GAAP results for third quarter 2007 exclude a net loss of $5.8 million, or $0.09 per share. This relates to $25.0 million pre-tax for the flow through of inventory recorded at fair value and $19.2 million related to the change in the annual effective tax rate due to purchase accounting charges ("purchase accounting inventory step-up").

(3) This release contains certain non-GAAP financial measures. In particular, Collective Brands provides historic diluted earnings per share, net earnings, gross margin, and adjusted EBITDA excluding items associated with the K-Swiss and adidas litigation as well as purchase accounting inventory step-up which are non-GAAP financial measures. Regarding the pro-forma sales increase for Stride Rite, the 2008 sales are compared to sales for Collective Brands entire third quarter of 2007 including the 13 days during which Collective Brands did not own Stride Rite. All these measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands business and provide useful information to both management and investors by excluding certain items that are not indicative of Collective Brands core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the statement of cash flows.

(4) Comparable store sales include Payless stores from all regions. Stride Rite stores are excluded.

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)           13 Weeks Ended        39 Weeks Ended
                                --------------------  --------------------
                                November   November   November   November
                                    1,         3,         1,         3,
                                  2008       2007       2008       2007
                                ---------  ---------  ---------  ---------

Net sales                       $   862.7  $   830.7  $ 2,706.8  $ 2,258.6

Cost of sales                       564.0      563.5    1,820.2    1,481.9

                                ---------  ---------  ---------  ---------
Gross margin                        298.7      267.2      886.6      776.7

Selling, general and
 administrative expenses            245.1      239.6      768.1      650.5

Restructuring charges                 0.1       (0.1)       0.2        0.2

                                ---------  ---------  ---------  ---------
Operating profit from
 continuing operations               53.5       27.7      118.3      126.0

Interest expense                     19.9       18.1       57.7       27.7

Interest income                      (2.7)      (2.9)      (6.5)     (11.6)

                                ---------  ---------  ---------  ---------
Earnings from continuing
 operations before income
 taxes and minority interest         36.3       12.5       67.1      109.9

(Benefit) Provision for income
 taxes                              (12.9)     (15.1)     (13.4)      16.4

                                ---------  ---------  ---------  ---------
Earnings from continuing
 operations before minority
 interest                            49.2       27.6       80.5       93.5

Minority interest, net of
 income taxes                        (1.8)      (2.0)      (4.8)      (4.2)

                                ---------  ---------  ---------  ---------
Net earnings from continuing
 operations                          47.4       25.6       75.7       89.3

(Loss) Earnings from
 discontinued operations, net
 of income taxes and minority
 interest                             0.1       (0.1)      (0.4)         -
                                ---------  ---------  ---------  ---------
Net earnings                    $    47.5  $    25.5  $    75.3  $    89.3
                                =========  =========  =========  =========

Basic earnings per share:
  Earnings from continuing
   operations                   $    0.75  $    0.40  $    1.20  $    1.38
  Earnings (loss) from
   discontinued operations              -          -          -          -
                                ---------  ---------  ---------  ---------
Basic earnings per share        $    0.75  $    0.40  $    1.20  $    1.38
                                =========  =========  =========  =========

Diluted earnings per share:
  Earnings from continuing
   operations                   $    0.75  $    0.39  $    1.19  $    1.36
  Earnings (loss) from
   discontinued operations              -          -          -          -
                                ---------  ---------  ---------  ---------
Diluted earnings per share      $    0.75  $    0.39  $    1.19  $    1.36
                                =========  =========  =========  =========

Basic weighted average shares
 outstanding                         63.0       64.6       62.9       64.6

Diluted weighted average shares
 outstanding                         63.2       65.3       63.1       65.7

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                           November   November   February
                                               1,         3,         2,
(dollars in millions)                        2008       2007       2008
                                           ---------  ---------  ---------

ASSETS:

Current assets:
    Cash and cash equivalents              $   523.6  $   301.3  $   232.5
    Accounts receivable, net                    89.1       93.6       86.1
    Inventories                                467.6      476.1      470.1
    Prepaid expenses                            74.8       94.9       93.4
    Current deferred income taxes               45.6       15.1       23.8
    Other current assets                        37.1       14.9       31.5
    Current assets of discontinued
     operations                                  0.9        0.8        0.8
                                           ---------  ---------  ---------
Total current assets                         1,238.7      996.7      938.2

Property and Equipment:
    Land                                         8.6       10.8        9.3
    Property, buildings and equipment        1,486.8    1,422.6    1,440.1
    Accumulated depreciation and
     amortization                             (952.1)    (892.4)    (898.4)
                                           ---------  ---------  ---------
    Property and equipment, net                543.3      541.0      551.0

Intangible assets, net                         539.4      564.8      559.5

Goodwill                                       324.0      314.6      321.0

Deferred income taxes                            0.2        1.4        1.5

Other assets                                    40.1       43.3       44.0
                                           ---------  ---------  ---------

TOTAL ASSETS                               $ 2,685.7  $ 2,461.8  $ 2,415.2
                                           =========  =========  =========

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term debt   $   222.3  $     7.5  $     7.4
    Accounts payable                           186.5      159.3      200.9
    Accrued expenses                           208.2      214.4      203.5
    Current liabilities of discontinued
     operations                                  1.8        1.5        1.3
                                           ---------  ---------  ---------
Total current liabilities                      618.8      382.7      413.1

Long-term debt                                 909.7      918.6      914.9
Other liabilities                              243.8      221.3      254.2
Deferred income taxes                          116.0      132.0      112.9
Minority interest                               21.3       13.5       17.2

Total shareowners' equity                      776.1      793.7      702.9
                                           ---------  ---------  ---------

TOTAL LIABILITIES AND SHAREOWNERS' EQUITY  $ 2,685.7  $ 2,461.8  $ 2,415.2
                                           =========  =========  =========

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                                   Year
                                           YTD Ended  YTD Ended    ended
                                           ---------  ---------  ---------
                                           November   November   February
                                               1,         3,         2,
(dollars in millions)                        2008       2007       2008
                                           ---------  ---------  ---------

OPERATING ACTIVITIES:
Net earnings                               $    75.3  $    89.3  $    42.7
  Loss from discontinued operations, net
   of income taxes and minority interest         0.4          -          -
                                           ---------  ---------  ---------
  Adjustments for non-cash items included
   in net earnings:
        Loss on impairment and disposal of
         assets                                  5.6        6.1        7.2
        Depreciation and amortization          105.9       81.4      117.3
        Provision for losses on accounts
         receivable                              2.2        0.7        1.5
        Share-based compensation expense        12.4       10.7       14.6
        Deferred income taxes                  (21.3)      (4.7)     (25.1)
        Minority interest, net of income
         taxes                                   4.8        4.2        7.7
        Income tax benefit from
         share-based compensation                  -        2.6        2.6
        Excess tax benefits from
         share-based compensation                  -       (2.4)      (2.4)
        Interest income on
         held-to-maturity investments              -       (0.6)      (0.6)
Changes in working capital:
        Accounts Receivable                     (4.8)      22.5       12.7
        Inventories                             (2.6)      76.0       80.6
        Prepaid expenses and other current
         assets                                  9.0      (33.1)     (23.5)
        Accounts payable                        (8.6)     (76.7)     (42.0)
        Accrued expenses                        17.5      (16.5)     (30.7)
Changes in other assets and liabilities,
 net                                             6.7       22.0       31.5
Contributions to pension plans                  (4.7)         -       (0.8)
Net cash used in discontinued operations           -       (0.3)      (0.5)
                                           ---------  ---------  ---------

Cash flow provided by operating activities     197.8      181.2      192.8
                                           ---------  ---------  ---------

INVESTING ACTIVITIES:
Capital expenditures                          (107.5)    (128.0)    (167.4)
Restricted Cash                                    -        2.0        2.0
Proceeds from the sale of property and
 equipment                                       2.1        2.9        2.9
Intangible asset additions                         -          -       (0.6)
Purchases of investments                           -       (6.1)      (6.1)
Sales and maturities of investments                -       96.7       96.7
Acquisition of businesses, net of cash
 acquired                                          -     (876.9)    (877.7)
                                           ---------  ---------  ---------

Cash flow used in investing activities        (105.4)    (909.4)    (950.2)
                                           ---------  ---------  ---------

FINANCING ACTIVITIES:
Repayment of notes payable                         -       (2.0)      (2.0)
Issuance of debt                                   -      725.0      725.0
Proceeds from revolving loan facility          215.0          -          -
Repayment of debt                               (5.5)     (51.5)     (55.3)
Payment of deferred financing costs             (0.1)      (8.1)     (12.7)
Issuances of common stock                        0.8        8.3        8.7
Purchases of common stock                       (1.7)     (21.2)     (48.4)
Excess tax benefits from share-based
 compensation                                      -        2.4        2.4
Contributions by minority owners                 3.4          -          -
Distribution to minority owners                 (3.6)      (2.4)      (2.4)
                                           ---------  ---------  ---------

Cash flow provided by financing activities     208.3      650.5      615.3
                                           ---------  ---------  ---------

Effect of exchange rate changes on cash         (9.6)       7.6        3.2

Increase (Decrease) in cash and cash
 equivalents                                   291.1      (70.1)    (138.9)

Cash and cash equivalents, beginning of
 year                                          232.5      371.4      371.4
                                           ---------  ---------  ---------
Cash and cash equivalents, end of period   $   523.6  $   301.3  $   232.5
                                           =========  =========  =========

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF
                                 EARNINGS
              FOR THE THIRTEEN WEEKS ENDED NOVEMBER 1, 2008
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)
                                          As     Adjustment
                                      Reported       For
                                        (GAAP    Litigation      Non-GAAP
                                        Basis)     Charges         Basis
                                      ---------  -----------     ---------

Net sales                             $   862.7  $         -     $   862.7

Cost of sales                             564.0          4.3 (a)     568.3

                                      ---------  -----------     ---------
Gross margin                              298.7         (4.3)        294.4

Selling, general and administrative
 expenses                                 245.1            -         245.1

Restructuring charges                       0.1            -           0.1

                                      ---------  -----------     ---------
Operating profit from continuing
 operations                                53.5         (4.3)         49.2

Interest expense                           19.9            -          19.9

Interest income                            (2.7)           -          (2.7)

                                      ---------  -----------     ---------
Earnings from continuing operations
 before income taxes and minority
 interest                                  36.3         (4.3)         32.0

(Benefit) provision for income taxes      (12.9)        16.6 (b)       3.7

                                      ---------  -----------     ---------
Earnings from continuing operations
 before minority interest                  49.2        (20.9)         28.3

Minority interest, net of income
 taxes                                     (1.8)           -          (1.8)

                                      ---------  -----------     ---------
Net earnings from continuing
 operations                                47.4        (20.9)         26.5

Loss from discontinued operations,
 net of income taxes and minority
 interest                                   0.1            -           0.1
                                      ---------  -----------     ---------
Net earnings                          $    47.5  $     (20.9)    $    26.6
                                      =========  ===========     =========

Basic earnings per share:
     Earnings from continuing
      operations                      $    0.75  $     (0.33)    $    0.42
     Loss from discontinued
      operations                              -            -             -
                                      ---------  -----------     ---------
Basic earnings per share:             $    0.75  $     (0.33)    $    0.42
                                      =========  ===========     =========

Diluted earnings per share
     Earnings from continuing
      operations                      $    0.75  $     (0.33)    $    0.42
     Loss from discontinued
      operations                              -            -             -
                                      ---------  -----------     ---------
Diluted earnings per share            $    0.75  $     (0.33)    $    0.42
                                      =========  ===========     =========

Basic weighted average shares
 outstanding                               63.0         63.0          63.0

Diluted weighted average shares
 outstanding                               63.2         63.2          63.2

Notes to adjustments:

  (a) Represents the litigation charges.

  (b) Impact on GAAP income tax provision caused by inclusion of 2008 litigation and inventory step-up expenses in the calculation of the effective income tax rate, as well as the inclusion of these expenses in the calculation of the year-to-date income tax provision.

                          COLLECTIVE BRANDS, INC.
  RECONCILIATION OF GAAP TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF
                                 EARNINGS
              FOR THE THIRTEEN WEEKS ENDED NOVEMBER 3, 2007
                                (UNAUDITED)

(Dollars and shares in millions,
 except per share data)
                                          As
                                      Reported
                                        (GAAP                     Non-GAAP
                                        Basis)   Adjustments       Basis
                                      ---------  -----------     ---------

Net sales                             $   830.7  $         -     $   830.7

Cost of sales                             563.5        (25.0)(a)     538.5

                                      ---------  -----------     ---------
Gross margin                              267.2         25.0         292.2

Selling, general and administrative
 expenses                                 239.6            -         239.6

Restructuring charges                      (0.1)           -          (0.1)

                                      ---------  -----------     ---------
Operating profit from continuing
 operations                                27.7         25.0          52.7

Interest expense                           18.1            -          18.1
Interest Income                            (2.9)           -          (2.9)
                                      ---------  -----------     ---------

Earnings from continuing operations
 before income taxes and minority
 interest                                  12.5         25.0          37.5

(Benefit) Provision for income taxes      (15.1)        19.2 (b)       4.1

                                      ---------  -----------     ---------
Earnings from continuing operations
 before minority interest                  27.6          5.8          33.4

Minority interest, net of income
 taxes                                     (2.0)           -          (2.0)

                                      ---------  -----------     ---------
Net earnings from continuing
 operations                                25.6          5.8          31.4

(Loss) Earnings from discontinued
 operations, net of income taxes and
 minority interest                         (0.1)           -          (0.1)

                                      ---------  -----------     ---------
Net earnings                          $    25.5  $       5.8     $    31.3
                                      =========  ===========     =========

Basic earnings per share:
     Earnings from continuing
      operations                      $    0.40  $      0.09     $    0.49
     Earnings (loss) from
      discontinued operations                 -            -             -
                                      ---------  -----------     ---------
Basic earnings per share              $    0.40  $      0.09     $    0.49
                                      =========  ===========     =========

Diluted earnings per share:
     Earnings from continuing
      operations                      $    0.39  $      0.09     $    0.48
     Earnings (loss) from
      discontinued operations                 -            -             -
                                      ---------  -----------     ---------
Diluted earnings per share            $    0.39  $      0.09     $    0.48
                                      =========  ===========     =========

Basic weighted average shares
 outstanding                               64.6         64.6          64.6

Diluted weighted average shares
 outstanding                               65.3         65.3          65.3

Notes to adjustments:

(a) Represents the flow through of inventory recorded at fair value.

(b) Impact on GAAP income tax provision caused by inclusion of forecasted
    2007 purchase accounting expenses in the effective income
    tax rate, as well as the inclusion of third quarter purchase accounting in the calculation of the year-to-date income tax provision.

                          COLLECTIVE BRANDS, INC.
   RECONCILIATION OF GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO
                         NON-GAAP ADJUSTED EBITDA
                                (UNAUDITED)

(Dollars in millions)

                                                                 LAST 12
                                       QUARTER      39 WEEKS     MONTHS
                                        ENDED        ENDED        ENDED
                                     NOVEMBER 1,  NOVEMBER 1,  NOVEMBER 1,
                                         2008         2008         2008
                                     -----------  -----------  -----------

Cash flow provided by operating
 activities                          $     110.8  $     197.8  $     209.4

Changes in working capital                 (12.5)       (11.4)       (36.3)

Adjustments for non-cash items
 (excluding minority interest,
  depreciation and amortization)
  included in net earnings                  (9.7)         1.9         16.5

Changes in other assets and
 liabilities, net, and contributions
 to pension plan                            (3.5)        (1.9)       (10.6)

Net cash used in discontinued
 operations                                    -            -          0.2

Benefit for income taxes                   (12.9)       (13.4)       (21.2)

Net interest expense                        17.2         51.2         67.4
                                     -----------  -----------  -----------

EBITDA                                      89.4        224.2        225.4

Impact of Litigation                        (4.3)        61.9         61.9

Flow through of inventory recorded
 at fair value                                 -          3.5         27.2
                                     -----------  -----------  -----------

Adjusted EBITDA                      $      85.1  $     289.6  $     314.5
                                     ===========  ===========  ===========

                          COLLECTIVE BRANDS, INC.
 RECONCILIATION OF STRIDE RITE GAAP NET SALES TO PROFORMA STRIDE RITE NET
                             SALES (NON-GAAP)
              FOR THE THIRTEEN WEEKS ENDED NOVEMBER 3, 2007
                                (UNAUDITED)

(Dollars in millions)

Stride Rite 2007 net sales (GAAP Basis)                         $ 144.8

Adjustment                                                         33.1 (a)
                                                                -------

Stride Rite 2007 pro-forma net sales (Non-GAAP)                   177.9

Stride Rite 2008 net sales (GAAP Basis)                           197.6
                                                                -------

Net pro-forma increase                                             19.7
                                                                =======

Percent Increase                                                   11.1%

Notes to adjustments:

  (a) Adjustment for the Company's estimate of 13 additional days of net sales for the Stride Rite operations. These net sales were not present in previously reported financials as Stride Rite was not acquired until August 17, 2007.

Contact:
James Grant
(785) 559-5321